EXHIBIT 23.2

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24027) pertaining to the Information Management Resources, Inc. Employee Stock Purchase Plan of our report dated February 15, 1999, with respect to the consolidated financial statements of IMRglobal, Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG L.L.P.

Tampa, Florida
March 26, 1999